Exhibit 10.3

WAIVER AGREEMENT
THIS WAIVER AGREEMENT (this “Agreement”) is made as of May 14, 2020 (the “Effective Date”), by and among Deutsche Bank AG, New York Branch (“DBNY” and the “Administrative Agent”), OnDeck Account Receivables Trust 2013-1 LLC, as a borrower (the “Borrower”), and Vervent Inc., as Backup Servicer.
W I T N E S S E T H:
WHEREAS, the Borrower and the Administrative Agent, together with various lenders, Deutsche Bank AG, New York Branch, as Collateral Agent (in such capacity, the “Collateral Agent”), Deutsche Bank Trust Company Americas, as paying agent (the “Paying Agent”), and Deutsche Bank Securities Inc., as syndication agent, documentation agent and lead arranger (“DB Securities”), are parties to the Fifth Amended and Restated Credit Agreement, dated as of March 12, 2019 (as amended as of the date hereof, the “Credit Agreement”). The Company, the Administrative Agent, the Collateral Agent, the Paying Agent and DB Securities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties”, as the context may require. Any capitalized terms used in this Agreement without definition shall have the respective meaning given to them in the Credit Agreement;
WHEREAS, Borrower has requested that the Administrative Agent (on behalf of the Requisite Class A Lenders) grant a temporary waiver with respect to potential Events of Default that may as a result of one or more Specified Events (as defined below) and the Administrative Agent (on behalf of the Requisite Class A Lenders) has agreed to grant such temporary waiver of the Specified Events subject to the terms and conditions set forth here;
NOW, THEREFORE, in consideration of the foregoing recitals and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Exhibit 10.3

1. Incorporation of Recitals. The recitals set forth above are true and correct and incorporated herein by reference.
2. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement.
3. Acknowledgment of Specified Events. The Borrower acknowledges and agrees that (a) a breach of its Obligations may soon occur due to a Borrowing Base Deficiency and such event would, with the passage of time, become an Event of Default pursuant to Section 7.1(m) of the Credit Agreement; (b) other Events of Default may occur solely as a result of any Event of Default described in clause (a) above; and (c) a Hot Backup Servicer Event may occur with respect to the Interest Payment Date occurring in May 2020 (each event specified in clause (a) through (c) above, a “Specified Event”). Other than the waiver expressly set forth below, the Administrative Agent reserves all rights under the Credit Agreement and the other Credit Documents and the Administrative Agent's rights in such regard shall be indefinite from and after the date of this Agreement until withdrawn by the Administrative Agent in writing.
4. No Novation or Release. Except as otherwise expressly stated in this Agreement with respect to any Specified Event, neither this Agreement, nor any payments made or other actions taken pursuant to this Agreement, is intended to cure, and shall not be deemed or construed to cure any other existing defaults under the Credit Documents, or to constitute a reinstatement, novation or release of the Credit Documents or a modification, amendment, or waiver of the Credit Documents. The Administrative Agent reserves all of its rights and remedies in connection with any such other defaults.
5. Waiver.
(a) Subject to the terms and conditions set forth herein, the Administrative Agent (on behalf of the Requisite Class A Lenders) hereby (a) waives, solely during the period commencing on the date hereof and ending on the Termination Date (as defined below), the occurrence of any Specified Event and (b) agrees that, during such period only, no Default or Event of Default shall be deemed to exist under the Credit Agreement or any other Credit Document solely as a result of any Specified Event. The waiver set forth in this Section 5(a) is a one-time waiver only and applies only to the matters set forth in this Section 5(a).
(b) The Borrower hereby agrees and understands that during the waiver period it shall not request any Class A Revolving Loans and no Class A Revolving Loans shall be made.
6. Waiver Period.     The waiver of the Specified Events shall expire on the earlier of (i) the close of business, New York City time, May 20, 2020 or (ii) the date upon which any Termination Event (as defined below) may occur (either such date, the “Termination Date”). The Borrower acknowledges that the Administrative Agent shall have no obligation to extend the Termination Date. The Administrative Agent shall have the right, any time after the Termination Date, to exercise any and all rights and remedies against the Borrower and the Collateral as set forth in the Credit Documents in equity or at law, to the same extent as the Administrative Agent would be entitled if the Administrative Agent had not entered into this Agreement, and the Borrower expressly consents to the Administrative Agent’s exercise of such remedies in accordance with their terms. Upon expiration of the waiver period, all of the Administrative Agent’s rights and remedies under the Credit Documents and at law and in equity shall be available without restriction or modification, as if the waiver had not occurred. At or after the Termination Date, the Administrative Agent may renew or extend the waiver period with respect to any Specified Event or grant additional waivers with respect to the Credit Agreement.

Exhibit 10.3

7. Borrower Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent as of the Effective Date that the representations and warranties of the Borrower contained in the Credit Agreement and each Credit Document are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date).
8. Termination Events. The agreement of the Administrative Agent to forbear as provided in this Agreement shall immediately terminate and be of no further force and effect, without any notice whatsoever to the Borrower or any other party upon the occurrence of any of the following (each, a “Termination Event”):
(a) a breach by the Borrower of any obligations set forth in this Agreement;
(b) any representation or warranty of the Borrower in this Agreement shall be untrue or inaccurate in any material respect other than with respect to any Specified Event;
(c) the Borrower shall, directly or indirectly, file or institute, or cause to be filed or instituted or cooperate in the filing or institution against the Administrative Agent (or any affiliate), any lawsuit, complaint, administrative claim, adversary proceeding, or other legal action relating, directly or indirectly, to the Receivables or the Credit Documents;
(d) any Default or Event of Default shall occur under the Credit Documents other than any Specified Event; and
(e) any creditor of the Borrower or Holdings commences an action against the Borrower or Holdings seeking to collect any debt, obligation or liability.
9. Administrative Agent’s Rights upon Occurrence of Termination Event. Upon the occurrence of a Termination Event, the Administrative Agent’s agreement to refrain from the exercise of any of the remedies set forth in the Credit Documents with respect to any Specified Event shall immediately and without further notice to the Borrower, terminate and be of no further force and effect. The Administrative Agent shall thereupon have the right, at any time and from time to time, to exercise any and all rights and remedies available against the Borrower to satisfy the Borrower’s obligations under this Agreement and the Credit Documents, in equity or at law to the same extent as the Administrative Agent would be entitled if the Administrative Agent had not entered into this Agreement.
10.    Release of the Administrative Agent. The Borrower, by execution of this Agreement, does waive and release, all existing defenses, setoffs, damages, claims, counterclaims, or causes of action of any kind or nature whatsoever against the Secured Parties and all of their respective past, present, and future partners, officers, directors, employees, agents, attorneys, servicers, representatives, participants, heirs, successors and assigns and their predecessors in interest (collectively, “Administrative Agent Parties”) with respect to (i) the Credit Documents, (ii) the Obligations of the Borrower, (iii) any other documents or instruments now or previously evidencing, securing or in any way relating to such Obligations, (v) the administration and funding of the Obligations and (vi) the operation or transfer of the Receivables. To the extent required by the Credit Agreement and any other Credit Documents, the Borrower acknowledges and agrees it has received timely and proper notice of any existing defaults and the opportunity to cure (if any), in accordance with the relevant provisions of the Credit Agreement and any other Credit Documents, as applicable, or applicable law The Administrative Agent’s decision to enter into this Agreement is without prejudice to the Administrative Agent’s right to pursue any and all remedies under the Credit Documents (other than in respect of any Specified Events prior to the Termination Date), pursuant to applicable law or in equity, available to the Administrative Agent in its sole discretion upon the termination (whether upon expiration

Exhibit 10.3

thereof, upon acceleration, or otherwise) of this Agreement. But for this Agreement, the Administrative Agent would be entitled to exercise its rights and remedies under the Credit Documents and applicable law in respect of any Specified Event, and the Borrower has no defenses, setoffs, or counterclaims against the Administrative Agent or, alternatively, to the extent that any defenses, setoffs, or counterclaims exist, the Borrower hereby waives any and all defenses, setoffs, and counterclaims which they may have or claim to have in respect of the obligations of the Borrower under the Credit Documents.
11.    Survival of Provisions. The covenants, acknowledgements, representations, warranties, agreements and obligations in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.
12.    No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by the Administrative Agent in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or served to or by the Administrative Agent under the Credit Documents or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under the Credit Documents or now or subsequently existing in equity or at law.
13.    No Waivers. Except as otherwise provided in this Agreement, nothing in this Agreement shall constitute a waiver of any rights or remedies of the Administrative Agent under the Credit Documents. No delay or failure on the part of the Administrative Agent to exercise any right or remedy under this Agreement or the Credit Documents shall operate as a waiver. No single or partial exercise of any right or remedy by the Administrative Agent shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action, waiver or forbearance by the Administrative Agent contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions of this Agreement.
14.    Successors or Assigns. Whenever in this Agreement any party is named or referenced, the heirs, executors, legal representatives, successors, successors-in-title, and assigns of such party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the parties’ respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether so expressed or not.
15.    Construction of Agreement. No representations or warranties have been made by or on behalf of the Administrative Agent or the Borrower, or relied upon by the Borrower or the Administrative Agent, pertaining to the subject matter of this Agreement, other than those in this Agreement. All prior statements, representations and warranties related to any Specified Event, if any, are superseded and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the matters described in this Agreement. All of the terms of this Agreement were negotiated at arm’s-length, and were prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Agreement is the free and voluntary act of each party hereto.
16.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
17.    Notice. All notices given hereunder shall be given in accordance with Section 9.1 of the Credit Agreement.

Exhibit 10.3

18.    Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of New York as set forth in Section 19.14 of the Credit Agreement, which provision is incorporated herein by reference.
19.    Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.
20.    Amendment. The terms of this Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the parties hereto.
21.    Time of Essence. Time is of the essence in this Agreement.
22.    WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

Exhibit 10.3

ONDECK ACCOUNT RECEIVABLES TRUST 2013-1 LLC, as Borrower

By:	/s/ Kenneth A. Brause

Name:	Kenneth A. Brause

Title:	Chief Financial Officer

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Kevin Tanzer

Name:	Kevin Tanzer

Title:	Managing Director

By:	/s/ Peter Sabino

Name:	Peter Sabino

Title:	Director

VERVENT INC., as Backup Servicer

By:	/s/ Laurence Chiavan

Name:	Laurence Chiavan

Title:	Executive Vice President